                                                                    EXHIBIT 10.1


                              MEMORANDUM AGREEMENT


TO:              Fischer & Porter Company          Date:  April 13, 1994

FROM:            Jay H. Tolson
                 E. Joseph Hochreiter

Subject:         Elsag Bailey Indemnification Proposal


                 We have reviewed Sections 4.01(e)(1) and 4.01(e)(2) of the April 13, 1994 Agreement and Plan of Reorganization signed by Elsag Bailey regarding claims arising out of the issuance of Fischer & Porter Company (the "Company") common stock purchase warrants to Tolson and Hochreiter.

                 In order to induce the approval of this Agreement by the Sale Committee and the Board of Directors of the Company, and acting solely in our capacity as shareholders of the Company, and with the intention of being legally bound hereby:

                 (1) Each of us hereby accepts and agrees to be bound by such Sections 4.01(e)(1) and 4.01(e)(2); and

                 (2) Each of us further agrees that we will execute such further documents as may be reasonably requested by the Company or Elsag Bailey to effect the arrangements set forth in such Sections 4.01(e) and 4.01(e)(2).

                 This Memorandum Agreement shall terminate immediately, and shall be of no further force or effect, if and when the definitive Agreement and Plan of Reorganization is terminated.


/s/ Jay H. Tolson                          /s/ E. Joseph Hochreiter
- --------------------------                 ------------------------------
JAY H. TOLSON                              E. JOSEPH HOCHREITER